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Exhibit 10.16

COMPLETION GUARANTY

        THIS COMPLETION GUARANTY (this "Guaranty") dated as of October 30, 2002, is made by Wynn Completion Guarantor, LLC ("Completion Guarantor"), in favor of Deutsche Bank Trust Company Americas, as the Bank Agent acting on behalf of the Bank Lenders and Wells Fargo Bank, National Association, as the Indenture Trustee acting on behalf of the Second Mortgage Note Holder(s). This Guaranty is made and delivered pursuant to the Master Disbursement Agreement (the "Disbursement Agreement") dated as of even date herewith among Wynn Las Vegas, LLC, a Nevada limited liability company ("Wynn Las Vegas"), Wynn Las Vegas Capital Corp., a Nevada corporation ("Capital Corp."), Wynn Design & Development, LLC, a Nevada limited liability company ("WDD" and, jointly and severally with Capital Corp., the "Company"), the Bank Agent, the Indenture Trustee, Deutsche Bank Trust Company Americas, as the Disbursement Agent and Wells Fargo Bank Nevada, National Association, as the FF&E Agent. The Bank Agent, the Indenture Trustee and the Lenders under their respective Facility Agreements are hereinafter referred to as the "Lender Beneficiaries" ("Lender Beneficiaries") (it being understood that the term "Lender Beneficiaries" shall not include the FF&E Agent or the FF&E Lenders).

RECITALS

        A.    The Project.    The Company proposes to develop, construct and operate the Le Rêve Casino Resort, a hotel and casino resort, with related parking structure and golf course facilities, as part of the redevelopment of the site of the former Desert Inn in Las Vegas, Nevada.

        B.    Bank Credit Agreement.    Concurrently herewith, Wynn Las Vegas, the Bank Agent, Deutsche Bank Securities, Inc., as advisor, lead arranger and joint book running manager, Banc of America Securities LLC, as advisor, lead arranger, joint book running manager and syndication agent, Bear, Stearns & Co. Inc., as advisor, arranger and joint book running manager, Bear Stearns Corporate Lending Inc., as joint documentation agent, Dresdner Bank AG, New York and Grand Cayman Branches, as arranger and joint documentation agent and the Bank Lenders have entered into the Bank Credit Agreement pursuant to which the Bank Lenders have agreed, subject to the terms thereof and hereof, to provide certain revolving loans to Wynn Las Vegas in an aggregate amount not to exceed $750,000,000 and certain delay draw term loans to Wynn Las Vegas in an aggregate amount not to exceed $250,000,000, as more particularly described therein. Of the Bank Revolving Facility amount, $747,000,000 is intended to finance Project Costs, as more particularly described therein. Valvino, Wynn Resorts Holdings and certain other guarantors have, pursuant to the Bank Guarantee and Collateral Agreement, guaranteed the obligations of Wynn Las Vegas under the Bank Credit Agreement.

        C.    Second Mortgage Notes Indenture.    Concurrently herewith, the Company, certain guarantors signatory thereto (including Valvino and Wynn Resorts Holdings) and the Indenture Trustee have entered into the Second Mortgage Notes Indenture pursuant to which the Company will issue the Second Mortgage Notes due 2010 to finance Project Costs, as more particularly described therein.

        D.    Disbursement Agreement.    Concurrently herewith, the Company, the Disbursement Agent, the Bank Agent, the Indenture Trustee and the FF&E Agent, have entered into the Disbursement Agreement in order to set forth, among other things, (a) the mechanics for and allocation of the Company's requests for Advances under the various Facilities and from the Company's Funds Account, (b) the conditions precedent to the Closing Date, to the initial Advance and to subsequent Advances, (c) certain common representations, warranties and covenants of the Company in favor of the Funding Agents and the Lenders and (d) the common events of default and remedies.

        E.    Requirement of Guaranty.    The Lender Beneficiaries and the Disbursement Agent have agreed to enter into and consummate the transactions contemplated under the respective Facility Agreements and the Disbursement Agreement on the condition that Completion Guarantor guarantee certain of the Company's obligations under the Disbursement Agreement as provided herein.

        F.    Benefit to Completion Guarantor.    Completion Guarantor is a wholly owned subsidiary of Wynn Las Vegas and acknowledges that it will benefit, directly and indirectly, if the Lender Beneficiaries and the Disbursement Agent enter into the respective Facility Agreements and the Disbursement Agreement.

        G.    Concurrent Obligations.    The obligations of Completion Guarantor hereunder are being incurred concurrently with the respective obligations of the Company under the Facility Agreements, the guaranties executed by Valvino, Wynn Resorts Holdings and the other guarantors, and the Disbursement Agreement.

        H.    Capitalized Terms.    Capitalized terms used but not defined herein shall have the respective meanings given them in Exhibit A to the Disbursement Agreement, and the Rules of Interpretation contained in said Exhibit A shall apply hereto.

AGREEMENT

        NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and as an inducement to the Lender Beneficiaries and the Disbursement Agent to enter into the Facility Agreements and the Disbursement Agreement, Completion Guarantor hereby consents and agrees as follows:

        1.    Guaranty.

          (a)  The undersigned Completion Guarantor, as primary obligor and not merely as surety, unconditionally and irrevocably guarantees to (i) the Bank Agent acting on behalf of the Bank Lenders, and (ii) the Indenture Trustee acting on behalf of the Second Mortgage Note Holder(s), (A) the performance by the Company of its obligation under the Disbursement Agreement to achieve Completion on or before the Scheduled Completion Date and thereafter to achieve Final Completion, (B) payment and performance when due, whether by acceleration or otherwise, of the full amount of any and all obligations and liabilities of the Company under Sections 5.8.1, 5.8.3 and the last sentence of Section 5.21 of the Disbursement Agreement (the "Relevant Provisions"), and (C) the payment or performance when due of all other "Obligations" (as defined in the Disbursement Agreement) of the Loan Parties under the Credit Agreement and the Second Mortgage Notes Indenture, whether by acceleration or otherwise, together with all expenses incurred by the Disbursement Agent or the Lender Beneficiaries in enforcing any of such obligations and liabilities or the terms hereof, including, without limitation, reasonable fees and expenses of legal counsel (collectively, the "Obligations"), and agrees that if for any reason the Company shall fail to pay or perform when due any of such Obligations, Completion Guarantor will pay or perform the same forthwith. Notwithstanding any other provision hereof, Completion Guarantor's aggregate liability under this Section 1(a), excluding any amounts payable under Section 18 below and any amounts transferred from the Completion Guaranty Deposit Account to the Company Funds Account pursuant to Section 2(e) below, shall in no event exceed Fifty Million Dollars ($50,000,000) (the "Liability Cap"). Amounts payable by Completion Guarantor under Section 18 below and amounts transferred from the Completion Guaranty Deposit to the Company's Funds Account shall be disregarded for purposes of the Liability Cap. Completion Guarantor waives notice of acceptance of this Guaranty and of any obligation to which it applies or may apply under the terms hereof, and waives diligence, presentment, demand of payment, notice of dishonor or non-payment, protest, notice of protest, of any such obligations, suit or taking other action by the Disbursement Agent, the Lender Beneficiaries or Lenders against, and giving any notice of default or other notice to, or making any demand on, any party liable thereon (including Completion Guarantor).

          (b)  This Guaranty is a primary obligation of Completion Guarantor and is an absolute, unconditional, continuing and irrevocable guaranty of payment and not of collectibility and is in no way conditioned on or contingent upon any attempt to enforce in whole or in part the Company's liabilities and obligations to the Funding Agents, the Lenders and the Disbursement Agent. Subject to the Liability Cap set forth in Section 1(a) above, if the Company shall fail to pay any of the Obligations as and when they are due, Completion Guarantor shall forthwith pay such Obligations in immediately available funds. Each failure by the Company to pay any Obligations shall give rise to a separate cause of action herewith, and separate suits may be brought hereunder as each cause of action arises.

          (c)  The Funding Agents or the Lenders may, in accordance with the Financing Agreements, at any time and from time to time (whether or not after revocation or termination of this Guaranty) without the consent of or notice to Completion Guarantor, except such notice as may be required by the Financing Agreements or applicable law which cannot be waived, without incurring responsibility to Completion Guarantor, without impairing or releasing the obligations of Completion Guarantor hereunder, upon or without any terms or conditions and in whole or in part, (i) change the manner, place and terms of payment or change or extend the time of payment of, renew, or alter any Obligation, or any obligations and liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof or in any manner modify, amend or supplement the terms of any Facility Agreement, the Disbursement Agreement (including the Relevant Provisions) or any documents, instruments or agreements executed in connection therewith (in each case, with the consent of the Company if required by such documents) and the guaranty herein made shall apply to the Obligations, changed, extended, renewed, modified, amended, supplemented or altered in any manner; (ii) exercise or refrain from exercising any rights against the Company or others (including Completion Guarantor) or otherwise act or refrain from acting; (iii) add or release any other guarantor from its obligations without affecting or impairing the obligations of Completion Guarantor hereunder; (iv) settle or compromise any Obligations and/or any obligations and liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and may subordinate the payment of all or any part thereof to the payment of any obligations and liabilities which may be due to the Lenders or others; (v) sell, exchange, release, surrender, realize upon or otherwise deal with in any manner or in any order any property by whomsoever pledged or mortgaged to secure or howsoever securing the Obligations or any liabilities or obligations (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof and/or any offset thereagainst; (vi) apply any sums by whomsoever paid or howsoever realized to any obligations and liabilities of the Company and the other Loan Parties to the Funding Agents and the Lenders under any of the Financing Agreements in the manner provided therein regardless of what obligations and liabilities remain unpaid; (vii) consent to or waive any breach of, or any act, omission or default under, any Facility Agreement or the Disbursement Agreement (including the obligation to achieve Completion on or before the Scheduled Completion Date, the obligation to achieve Final Completion or the obligation set forth in the Relevant Provisions) or otherwise amend, modify or supplement (with the consent of the Company or other Loan Parties, if required by such documents) any Facility Agreement or the Disbursement Agreement (including the obligation to achieve Completion on or before the Scheduled Completion Date, the obligation to achieve Final Completion, or the obligation set forth in the Relevant Provisions) or any of such other instruments or agreements; and/or (viii) act or fail to act in any manner referred to in this Guaranty which may deprive Completion Guarantor of any right to subrogation which Completion Guarantor may, notwithstanding the provisions of Section 7, have against the Company or the other Loan Parties to recover full indemnity for any payments made pursuant to this Guaranty or of any right of contribution which Completion Guarantor may have against any other party.

          (d)  No invalidity, irregularity or unenforceability of the Obligations shall affect, impair, or be a defense to this Guaranty, which is a primary obligation of Completion Guarantor.

          (e)  This is a continuing Guaranty and all obligations to which it applies or may apply under the terms hereof shall be conclusively presumed to have been created in reliance hereon. In the event that, notwithstanding the provisions of Section 1(a) hereof, this Guaranty shall be deemed revocable in accordance with applicable law, then any such revocation shall become effective only upon receipt by the Bank Agent, the Indenture Trustee and the Disbursement Agent of written notice of revocation signed by Completion Guarantor. No revocation or termination hereof shall affect in any manner rights arising under this Guaranty with respect to Obligations (i) arising prior to receipt by the Bank Agent, the Indenture Trustee and the Disbursement Agent of written notice of such revocation or termination and the sole effect of revocation and termination hereof shall be to exclude from this Guaranty Obligations thereafter arising which are unconnected with Obligations theretofore arising or transactions theretofore entered into or (ii) arising as a result of an Event of Default under the Disbursement Agreement occurring by reason of the revocation or termination of this Guaranty.

          (f)    (i) Except as otherwise required by law, each payment required to be made by Completion Guarantor hereunder shall be made without deduction or withholding for or on account of Taxes. If such deduction or withholding is so required, Completion Guarantor shall, upon notice thereof from the Bank Agent, the Indenture Trustee or the Disbursement Agent, (A) pay the amount required to be deducted or withheld to the appropriate authorities before penalties attach thereto or interest accrues thereon, (B) on or before the sixtieth (60th) day after payment of such amount, forward to the Bank Agent, the Indenture Trustee and the Disbursement Agent an official receipt evidencing such payment (or a certified copy thereof), and (C) in the case of any such deduction or withholding, forthwith pay to the Disbursement Agent for application in accordance with the Disbursement Agreement such additional amount as may be necessary to ensure that the net amount actually received by the Disbursement Agent free and clear of such Taxes, including any Taxes on such additional amount, is equal to the amount that the Disbursement Agent would have received had there been no such deduction or withholding.

            (ii)  As used herein, the term "Tax" means any present or future tax, levy, impost, duty, charge, assessment or fee of any nature (including interest, penalties and additions thereto) that is imposed by any government or other taxing authority in respect of any payment under this Guaranty other than (A) any income, franchise, transfer, inheritance, capital stock or similar tax imposed upon the gross or net income of any Lender by the United States, any state of the United States, any jurisdiction where any Lender is organized and/or the jurisdiction in which is located any office from or at which any Lender is making or maintaining any Loans under the Bank Credit Facility or acquiring the Mortgage Note(s), as the case may be, or receiving any payments under any of the Financing Agreements and (B) any stamp, registration, documentation or similar tax.

        2.    Completion Guaranty Deposit Account.

          (a)  As security for Completion Guarantor's obligations hereunder, Completion Guarantor shall, on or prior to the Closing Date, establish or cause to be established the Completion Guaranty Deposit Account and deposit in the Completion Guaranty Deposit Account, in cash or Permitted Investments, Fifty Million Dollars ($50,000,000).

          (b)  The Lender Beneficiaries shall have the right to withdraw funds from the Completion Guaranty Deposit Account at the following times and in the following amounts:

              (i)  On any date on which the Company is required to (but does not prior to 11:00 a.m. New York, New York time) deposit amounts in the Company's Funds Account or the Disbursement Account, pursuant to Section 5.8.3 of the Disbursement Agreement, in an amount equal to the lesser of (A) the amount so required to be deposited and (B) the greater of (x) the amount which is permitted to be withdrawn from the Completion Guaranty Deposit Account on such date pursuant to Section 5.8.3 of the Disbursement Agreement and (y) from and after the initial Advance Under the Bank Credit Facility, such greater amount as may be authorized by the Bank Agent; and

            (ii)  Pursuant to Sections 5.8.1, 5.21 and 10.2 of the Disbursement Agreement, upon (A) the occurrence of an Event of Default, (B) the dissolution or liquidation of the Completion Guarantor, or the Completion Guarantor's "Bankruptcy" (as defined in the Second Mortgage Notes Deed of Trust), (C) the breach by Completion Guarantor of any of its obligations hereunder (including its obligations under Section 5) or (D) the occurrence of an Event of Loss following which the Company is not allowed to repair or restore the Project, in the full amount of funds then on deposit in the Completion Guaranty Deposit Account.

          (c)  On the Completion Guaranty Release Date, the Lender Beneficiaries shall release or cause to be released the amounts contemplated in Section 2.10(d) of the Disbursement Agreement to, or as directed by, Completion Guarantor. On the Final Completion Date, (i) the Lender Beneficiaries shall release or cause to be released all amounts remaining in the Completion Guaranty Deposit Account to, or as directed by, Completion Guarantor and (ii) this Guaranty shall, except for the provisions set forth in Sections 7 and 8 below and subject to Section 19, be deemed terminated and of no force or effect. The provisions of Sections 7 and 8 below shall, subject to Section 19, survive until all the Financing Agreements Obligations (as defined in Section 7) have been paid in full.

          (d)  Proceeds of any withdrawal from the Completion Guaranty Deposit Account shall (except as provided in Section 2(c) above) be applied by the Lender Beneficiaries (i) in the case of a withdrawal under Section 2(b)(i) above, to the satisfaction of the Company's obligation to cause funds to be deposited into the Company's Funds Account or the Disbursement Account, as the case may be, pursuant to Section 5.8.3 of the Disbursement Agreement and (ii) in the case of a withdrawal under Section 2(b)(ii) above, as permitted under Section 7.2 of the Disbursement Agreement, Section 8 of the Bank Credit Agreement or Article 6 of the Second Mortgage Notes Indenture and, in any event, as otherwise permitted by Section 3 hereof.

          (e)  The Lender Beneficiaries shall withdraw or cause to be withdrawn any interest or other earnings which accrue on amounts on deposit in the Completion Guaranty Deposit Account and shall deposit or cause to be deposited such amounts in the Company Funds Account until applied to pay Project Costs as provided in the Disbursement Agreement.

        3.    Safekeeping of Completion Guaranty Deposit Account.

          (a)  Amounts deposited in the Completion Guaranty Deposit Account shall be applied exclusively as provided in this Guaranty and the Lender Beneficiaries shall at all times act and direct the Securities Intermediary under the Completion Guaranty Collateral Account Agreements so as to implement the application of funds provisions and procedures herein set forth. The Lender Beneficiaries are hereby authorized to direct the Securities Intermediary to reduce to cash any Permitted Investment (without regard to maturity) in any account in order to make any application required hereunder. No amount held in the Completion Guaranty Deposit Account shall be disbursed or applied except in accordance with the provisions hereof or as required by law.

          (b)  The Indenture Trustee, the Bank Agent and the Disbursement Agent shall take such actions within their control that they customarily take in the conduct of their business to protect the Completion Guaranty Deposit Account and all cash, funds and Permitted Investments from time to time deposited therein, as well as any proceeds therefrom (collectively, the "Guaranty Collateral") and maintain the same free and clear of all liens, security interests, safekeeping or other charges, demands and claims of any nature whatsoever now or hereafter arising in favor of any parties other than the Project Secured Parties (collectively, "Third Party Claims"); it being understood, however, that the foregoing shall in no way be deemed to be a guaranty or other assurance by the Indenture Trustee, the Bank Agent or the Disbursement Agent that Third Party Claims will not arise.

          (c)  The Disbursement Agent shall take any other steps from time to time requested by the Bank Agent or Indenture Trustee to confirm or cause the securities intermediary under the Completion Guaranty Collateral Account Agreements to confirm and maintain the priority of the security interests in the Guaranty Collateral.

        4.    Representations and Warranties.    Completion Guarantor makes the representations and warranties set forth below to the Lender Beneficiaries and the other Lenders as of the date hereof:

          (a)  Completion Guarantor is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and to (i) own or hold under lease and operate the properties it purports to own or hold under lease, (ii) carry on its business as now being conducted, (iii) incur indebtedness and create a lien on its property and (iv) to execute, deliver and perform under this Guaranty.

          (b)  Completion Guarantor has duly authorized, executed and delivered this Guaranty and neither the execution and delivery hereof nor the consummation of the transactions contemplated hereby nor the compliance with the terms hereof (a) does or will contravene the formation documents or any other Legal Requirement then applicable to or binding on Completion Guarantor, (b) does or will contravene or result in any breach or constitute any default under, or result in or require the creation of any Lien upon any of Completion Guarantor's properties or under any agreement or instrument to which Completion Guarantor is a party or by which it or any of its properties may be bound, or (c) does or will require the consent or approval of any Person which has not previously been obtained.

          (c)  All governmental authorizations and actions necessary in connection with the execution and delivery by Completion Guarantor of this Guaranty and the performance of its Obligations hereunder have been obtained or performed and remain valid and in full force and effect.

          (d)  This Guaranty constitutes the legal, valid and binding obligation of Completion Guarantor, enforceable against Completion Guarantor (and Completion Guarantor's successors and assigns) in accordance with the terms of this Guaranty, subject to applicable bankruptcy, insolvency, moratorium and other similar laws affecting creditors' rights generally and general principles of equity.

          (e)  The execution, delivery and performance of this Guaranty (i) do not and will not contravene any provisions of Completion Guarantor's certificate of incorporation or bylaws; (ii) do not and will not contravene any law, rule, regulation, order, judgment or decree applicable to or binding on Completion Guarantor or any of its assets or properties; (iii) do not and will not contravene, or result in any breach of or constitute any default under, any agreement or instrument to which Completion Guarantor is a party or by which Completion Guarantor or any of its assets or properties may be bound or affected; and (iv) do not and will not require the consent of any Person under any existing law or agreement which has not already been obtained.

          (f)    There is no pending or, to the best of Completion Guarantor's knowledge, threatened action or proceeding affecting Completion Guarantor before any court, governmental agency or arbitrator, which might reasonably be expected to materially and adversely affect the financial condition, results of operations, business or prospects of Completion Guarantor or the ability of Completion Guarantor to perform its obligations under this Guaranty.

          (g)  Completion Guarantor possesses all franchises, certificates, licenses, permits and other governmental authorizations and approvals necessary for him to own his properties, conduct its businesses and perform its obligations under this Guaranty.

          (h)  Completion Guarantor has established adequate means of obtaining financial and other information pertaining to the businesses, operations and condition (financial and otherwise) of the Company and its properties on a continuing basis, and Completion Guarantor now is and hereafter will be completely familiar with the businesses, operations and condition (financial and otherwise) of the Company and its properties.

          (i)    All quarterly and annual financial statements heretofore delivered by Completion Guarantor to Agent are true, correct and complete, do not fail to disclose any material liabilities, whether direct or contingent, fairly present the financial condition of Completion Guarantor as of the date delivered and are prepared in accordance with generally accepted accounting principles consistently applied.

          (j)    Completion Guarantor is not an investment company or a company controlled by an investment company, within the meaning of the Investment Company Act of 1940.

          (k)  (i) Completion Guarantor is not, and will not as a result of the execution and delivery of this Guaranty, be rendered insolvent, (ii) Completion Guarantor does not intend to incur, or believe it is incurring, obligations beyond its ability to pay and (iii) Completion Guarantor's property remaining after delivery and performance of this Guaranty will not constitute unreasonably small capital for its business.

        5.    Covenants.    So long as any Obligations are outstanding, Completion Guarantor agrees that:

          (a)  it will preserve, renew and keep in full force and effect its limited liability company existence and it will not amend, revise or modify its organizational documents;

          (b)  it will comply with Articles IV, VI and VII of its Articles of Organization;

          (c)  it will maintain in full force and effect all consents of any governmental or other authority that are required to be obtained by it with respect to this Guaranty and will obtain any such consent that may become necessary in the future;

          (d)  it will comply in all material respects with all applicable laws and orders to which it may be subject if failure so to comply would materially impair its ability to perform its obligations under this Guaranty;

          (e)  promptly, and in any event within thirty (30) Banking Days after the obtaining knowledge thereof, Completion Guarantor will give to the Bank Agent, the Indenture Trustee and the Disbursement Agent notice of the occurrence of any litigation or governmental proceeding pending against Completion Guarantor or which relates to this Guaranty; and

          (f)    it will deliver such other documents and other information reasonably requested by the Bank Agent, the Indenture Trustee or the Disbursement Agent.

        6.    Waiver.    To the fullest extent permitted by law, Completion Guarantor hereby waives and relinquishes all rights and remedies accorded by applicable law to sureties or guarantors and agrees not to assert or take advantage of any such rights or remedies, including without limitation (a) any right to require the Funding Agents, the Lenders or the Disbursement Agent to proceed against the Company or any other person or to proceed against or exhaust any security held by the Funding Agents, the Lenders or the Disbursement Agent at any time or to pursue any other remedy in the Funding Agents', the Lenders' or the Disbursement Agent's power before proceeding against Completion Guarantor (including any right or claim of right to cause a marshalling of a debtor's assets or to proceed against Completion Guarantor, any debtor or any other guarantor of any debtor's obligations in any particular order, including, without limitation, any right arising under Nevada Revised Statutes Section 40.430)), (b) any defense that may arise by reason of the incapacity, lack of power or authority, death, dissolution, merger, termination or disability of the Company or any other Person or the failure of the Funding Agents, the Lenders or the Disbursement Agent to file or enforce a claim against the estate (in administration, bankruptcy or any other proceeding) of the Company or any other Person, (c) demand, presentment, protest and notice of any kind, including without limitation notice of the existence, creation or incurring of any new or additional indebtedness or obligation or of any action or non-action on the part of the Company, the Funding Agents, the Lenders, the Disbursement Agent, any endorser or creditor of the Company or Completion Guarantor or on the part of any other person under this or any other instrument in connection with any obligation or evidence of indebtedness held by the Funding Agents, the Lenders or the Disbursement Agent as collateral or in connection with any Obligations, (d) any defense based upon an election of remedies by the Funding Agents, the Lenders or the Disbursement Agent, including without limitation an election to proceed by non-judicial rather than judicial foreclosure, which destroys or otherwise impairs any subrogation rights which Completion Guarantor may, notwithstanding the provisions of Sections 7 and 8, have against the Company, any right which Completion Guarantor may, notwithstanding the provisions of Sections 7 and 8, have to proceed against the Company for reimbursement, or both, (e) any defense based on any offset against any amounts which may be owed by any Person to Completion Guarantor for any reason whatsoever, (f) any defense based on any act, failure to act, delay or omission whatsoever on the part of the Company or the failure by the Company to do any act or thing or to observe or perform any covenant, condition or agreement to be observed or performed by it under the Financing Agreements, (g) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal provided, that, upon payment in full of the Obligations, this Guaranty shall no longer be of any force or effect, (h) any defense, setoff or counterclaim which may at any time be available to or asserted by the Company against the Funding Agents, the Lenders, the Disbursement Agent, the Construction Consultant or any other Person under any of the Financing Agreements, including in connection with the exercise of any judgment by the Disbursement Agent, the Construction Consultant or any other Person under the Disbursement Agreement or by reason of the delay or failure by the Disbursement Agent or the Construction Consultant or any other Person to perform their duties thereunder, (i) any duty on the part of the Funding Agents, the Lenders or the Disbursement Agent to disclose to Completion Guarantor any facts the Funding Agents, the Lenders or the Disbursement Agent may now or hereafter know about the Company, regardless of whether the Funding Agents, the Lenders or the Disbursement Agent have reason to believe that any such facts materially increase the risk beyond that which Completion Guarantor intends to assume, or have reason to believe that such facts are unknown to Completion Guarantor, or have a reasonable opportunity to communicate such facts to Completion Guarantor, since Completion Guarantor acknowledges that Completion Guarantor is fully responsible for being and keeping informed of the financial condition of the Company and the other Loan Parties and of all circumstances bearing on the risk of non-payment of any obligations and liabilities hereby guaranteed, (j) fact that Completion Guarantor may at any time in the future no longer be a subsidiary of Wynn Las Vegas, (k) any defense based on any change in the time, manner or place of any payment under, or in any other term of, any Facility Agreement, the Disbursement Agreement (including the

Relevant Provisions) or any other amendment, renewal, extension, acceleration, compromise or waiver of or any consent or departure from the terms of any Facility Agreement, the Disbursement Agreement (including the Relevant Provisions) or any other Financing Agreement, (l) any defense arising because of the any Funding Agents', any Lender's or the Disbursement Agent's election, in any proceeding instituted under the Federal Bankruptcy Code, of the application of Section 1111(b)(2) of the Federal Bankruptcy Code, and (m) any defense based upon any borrowing or grant of a security interest under Section 364 of the Federal Bankruptcy Code.

        7.    Subordination.    All existing and future indebtedness of the Company and the other Loan Parties to Completion Guarantor is hereby subordinated to all obligations and liabilities of all kinds and nature (including the "Obligations" (as defined in the Disbursement Agreement)) of the Company to the Lender Beneficiaries, including the obligations and liabilities hereby guaranteed (collectively, the "Financing Agreements Obligations"). Without the prior written consent of Bank Agent, such subordinated indebtedness shall not be paid or withdrawn in whole or in part, nor shall Completion Guarantor accept any payment of or on account of any such indebtedness until all the Financing Agreements Obligations have been repaid in full. At Bank Agent's request, if an Event of Default under the Disbursement Agreement has occurred and is continuing, Completion Guarantor shall cause Company to pay to Bank Agent for the benefit of the Bank Lenders all or any part of such subordinated indebtedness. Any payment by Company or any other Loan Party in violation of this Guaranty shall be received by Completion Guarantor in trust for Lender Beneficiaries, and Completion Guarantor shall cause the same to be paid to Lender Beneficiaries immediately upon demand by Bank Agent on account of Company's obligations and liabilities hereby guaranteed. Completion Guarantor shall not assign all or any portion of such indebtedness while this Guaranty remains in effect. Any attempted assignment of such indebtedness in violation of the provisions hereof shall be void.

        8.    Subrogation.    Until all Financing Agreements Obligations have been paid in full, (a) Completion Guarantor shall not have any right of subrogation and waives all rights to enforce any remedy which the Lender Beneficiaries, the Lenders or the Disbursement Agent now have or may hereafter have against the Company and the other Loan Parties, and waives the benefit of, and all rights to participate in, any security now or hereafter held by the Lender Beneficiaries, the Lenders or the Disbursement Agent from the Company or the other Loan Parties and (b) Completion Guarantor waives any claim, right or remedy which Completion Guarantor may now have or hereafter acquire against the Company or the other Loan Parties that arises hereunder and/or from the performance by the Completion Guarantor hereunder including, without limitation, any claim, remedy or right of subrogation, reimbursement, exoneration, contribution, indemnification, or participation in any claim, right or remedy of the Lender Beneficiaries, the Lenders or the Disbursement Agent against the Company or the other Loan Parties, or any security which the Lender Beneficiaries, the Lenders or the Disbursement Agent now have or hereafter acquire, whether or not such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise.

        9.    Bankruptcy.

          (a)  So long as any of the Financing Agreements Obligations are owed to the Lender Beneficiaries, Completion Guarantor shall not commence, or join with any other Person in commencing, any bankruptcy, reorganization, or insolvency proceeding against the Company or any other Loan Party. The obligations of Completion Guarantor under this Guaranty shall not be altered, limited or affected by any proceeding, voluntary or involuntary, involving the bankruptcy, reorganization, insolvency, receivership, liquidation or arrangement of the Company or any other Loan Party, or by any defense which the Company or any other Loan Party may have by reason of any order, decree or decision of any court or administrative body resulting from any such proceeding.

          (b)  So long as any Financing Agreements Obligations are owed to the Lender Beneficiaries, to the extent of such Financing Agreements Obligations, Completion Guarantor shall file, in any bankruptcy or other proceeding of or against the Company or any other Loan Party in which the filing of proofs of claims is required or permitted by law, all claims which Completion Guarantor may have against the Company or any other Loan Party (but only to the extent) relating to any indebtedness of the Company or such other Loan Party to Completion Guarantor, and hereby assigns to the Bank Agent and the Indenture Trustee, on behalf of the Bank Lenders and the Mortgage Note Holders, respectively, all rights of Completion Guarantor thereunder. If Completion Guarantor does not file any such claim, each of the Bank Agent and the Indenture Trustee as attorney-in-fact for Completion Guarantor, is hereby authorized to do so in the name of Completion Guarantor or, in such Funding Agent's discretion, to assign the claim to a nominee and to cause proofs of claim to be filed in the name of such nominee. The foregoing power of attorney is coupled with an interest and cannot be revoked. The Bank Agent and the Indenture Trustee nominees shall have the sole right to accept or reject any plan proposed in any such proceeding and to take any other action which a party filing a claim is entitled to take. In all such cases, whether in administration, bankruptcy or otherwise, the person authorized to pay such a claim shall pay the same to the Bank Agent and the Indenture Trustee to the extent of any Financing Agreements Obligations which then remain unpaid, and, to the full extent necessary for that purpose, Completion Guarantor hereby assigns to the Bank Agent and the Indenture Trustee all of Completion Guarantor's rights to all such payments or distributions to which Completion Guarantor would otherwise be entitled; provided, however, that Completion Guarantor's obligations hereunder shall not be satisfied except to the extent that the Bank Agent or the Indenture Trustee receives cash by reason of any such payment or distribution. If the Bank Agent or the Indenture Trustee receives anything hereunder other than cash, the same shall be held as collateral for amounts due under this Guaranty.

        10.    Successions or Assignments.

          (a)  This Guaranty shall inure to the benefit of the successors or assigns of the Lender Beneficiaries who shall have, to the extent of their interest, the rights of the Lender Beneficiaries hereunder.

          (b)  This Guaranty is binding upon Completion Guarantor and its successors and assigns. Completion Guarantor is not entitled to assign its obligations hereunder to any other person, and any purported assignment in violation of this provision shall be void.

        11.    Waivers.

          (a)  No delay on the part of the Lender Beneficiaries, the Lenders or the Disbursement Agent in exercising any of their rights (including those hereunder) and no partial or single exercise thereof and no action or non-action by the Lender Beneficiaries, the Lenders or the Disbursement Agent, with or without notice to Completion Guarantor or anyone else, shall constitute a waiver of any rights or shall affect or impair this Guaranty.

          (b)  COMPLETION GUARANTOR HEREBY WAIVES ITS RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS GUARANTY OR RELATING TO THE SUBJECT MATTER OF THIS GUARANTY AND THE RELATIONSHIP BETWEEN COMPLETION GUARANTOR AND THE LENDER BENEFICIARIES AND THE DISBURSEMENT AGENT THAT IS BEING ESTABLISHED. COMPLETION GUARANTOR ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT THE LENDER BENEFICIARIES AND THE DISBURSEMENT AGENT HAVE ALREADY RELIED ON THE WAIVER IN ENTERING INTO THIS GUARANTY, AND THAT THE LENDER BENEFICIARIES AND THE DISBURSEMENT AGENT WILL CONTINUE TO RELY ON

  THE WAIVER IN THEIR RELATED FUTURE DEALINGS. COMPLETION GUARANTOR FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

        12.    Interpretation.    The section headings in this Guaranty are for the convenience of reference only and shall not affect the meaning or construction of any provision hereof.

        13.    Notices.    All notices in connection with this Guaranty shall be given by notice in writing hand-delivered or sent by facsimile transmission or by certified mail return-receipt requested (airmail, if overseas), postage prepaid. All such notices shall be sent to the appropriate telecopier number or address, as the case may be, set forth in Section 17 below or to such other number or address as shall have been subsequently specified by written notice to the other party, and shall be sent with copies, if any, as indicated below. All such notices shall be effective upon receipt, and confirmation by answerback of any such notice so sent by telecopier shall be sufficient evidence of receipt thereof.

        14.    Amendments.    This Guaranty may be amended only with the written consent of the parties hereto.

        15.    Jurisdiction; Governing Law.

          (a)  Any action or proceeding relating in any way to this Guaranty shall be brought and enforced in the courts of the State of New York in Manhattan or of the United States for the Southern District of New York. Any such process or summons in connection with any such action or proceeding may be served by mailing a copy thereof by certified or registered mail, or any substantially similar form of mail, addressed to Completion Guarantor as provided for notices hereunder.

          (b)  This Guaranty and the rights and obligations of Agent and of the Completion Guarantor shall be governed by and construed in accordance with the law of the State of New York without reference to principles of conflicts of laws (other than Section 5-1401 of the New York General Obligations Law).

        16.    Integration of Terms.    This Guaranty contains the entire agreement between the Completion Guarantor, the Lender Beneficiaries, the Lenders and the Disbursement Agent relating to the subject matter hereof and supersedes all oral statements and prior writing with respect hereto.

        17.    Addresses.

          (a)  The address of Completion Guarantor for notices is:

      Wynn Completion Guarantor, LLC
      3145 Las Vegas Boulevard South
      Las Vegas, Nevada 89109
      Attn: Ron Kramer
      Telephone Number: (702) 733-4123
      Telecopier Number: (702) 791-0167

          (b)  The address of the Bank Agent for notices is:

      Deutsche Bank Trust Company Americas
      31 West 52nd Street
      New York, New York 10019
      Attn: George Reynolds
      Telephone No.: (646) 324-2112
      Telecopier No.: (646) 324-7450

          (c)  The address of the Indenture Trustee for notices is:

      Wells Fargo Bank, National Association
      MAC: N9303-110
      Sixth & Marquette
      Minneapolis, MN 55479
      Attention: Michael Slade
      Telephone Number:
      Telecopier Number:

          (d)  The address of the Disbursement Agent for notices is:

      Deutsche Bank Trust Company Americas
      31 West 52nd Street
      New York, New York 10019
      Attention: Amy Sinensky
      Telephone No.: (212) 469-4063
      Telecopier No.: (212) 469-6091

        18.    Interest; Collection Expenses.    Any amount required to be paid by Completion Guarantor pursuant to the terms hereof shall bear interest at the highest default rate provided in the Financing Agreement or the maximum rate permitted by law, whichever is less, from the date due until paid in full. If the Lender Beneficiaries or the Disbursement Agent are required to pursue any remedy against Completion Guarantor hereunder, Completion Guarantor shall pay to the Lender Beneficiaries or the Disbursement Agent, as the case may be, upon demand, all reasonable attorneys' fees and expenses all other costs and expenses incurred by the Lender Beneficiaries or the Disbursement Agent in enforcing this Guaranty and such amounts shall not be subject to the Liability Cap under Section 1(a).

        19.    Reinstatement of Guaranty.    This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment to or on behalf of the Company or by the Company under the Financing Agreements or by Completion Guarantor hereunder is rescinded or must otherwise be returned by the Lender Beneficiaries, the Lenders or the Disbursement Agent upon the insolvency, bankruptcy, reorganization, dissolution or liquidation of the Company or otherwise, all as though such payment had not been made.

        20.    Counterparts.    The Guaranty may be executed in one or more duplicate counterparts, and when executed and delivered by all of the parties listed below shall constitute a single binding agreement.

        21.    Disbursement Agent.

          (a)  The Lender Beneficiaries may appoint or designate the Disbursement Agent to exercise or enforce their rights and remedies under this Guaranty and to otherwise act on their behalf in all matters related hereto. Completion Guarantor shall respect and treat any and all actions so taken by the Disbursement Agent as if taken by the Lender Beneficiaries.

          (b)  All references in this Guaranty to the Disbursement Agent shall mean and be construed as the Disbursement Agent acting pursuant to the Disbursement Agreement.

        22.    No Benefit to the Company.    This Guaranty is for the benefit of only the Lender Beneficiaries and is not for the benefit of the Company or the other Loan Parties. The Guaranty shall not be deemed to be a contract to make a loan, or extend other debt financing or financial accommodation, for the benefit of the Company or the other Loan Parties, in each case within the meaning of Section 365(e) of the Bankruptcy Code.

        23.    Project Lenders Intercreditor Agreement.    All rights and remedies of the Indenture Trustee hereunder are, as between the Indenture Trustee and the Bank Agent, subject to the terms of the Project Lenders Intercreditor Agreement. This provision is for the benefit of, and may be enforced exclusively by, the Bank Agent and the Bank Lenders only. For the avoidance of doubt, this provision is not for the benefit of the Completion Guarantor and may not, under any circumstances, be enforced by the Completion Guarantor.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

        IN WITNESS WHEREOF, the Completion Guarantor has caused this Guaranty to be duly executed and delivered as of the day and year first written above.

WYNN COMPLETION GUARANTOR, LLC
By:	Wynn Las Vegas, LLC, a Nevada limited liability company, its sole member
	By:	Wynn Resorts Holdings, LLC, a Nevada limited liability company, its sole member
		By:	Valvino Lamore, LLC, a Nevada limited liability company, its sole member
			By:	Wynn Resorts, Limited, a Nevada corporation, its sole member
				By:	/s/ MARC H. RUBINSTEIN
				Name:	Marc H. Rubinstein
				Its:	Senior Vice President
Agreed and accepted:
DEUTSCHE BANK TRUST COMPANY AMERICAS, as the Bank Agent
By:	/s/ GEORGE REYNOLDS
	Name:	George Reynolds
	Title:	Vice President
WELLS FARGO BANK, NATIONAL ASSOCIATION, as the Indenture Trustee
By:	/s/ MICHAEL G. SLADE
	Name:	Michael G. Slade
	Title:	Corporate Trust Officer
DEUTSCHE BANK TRUST COMPANY AMERICAS, as the Disbursement Agent
By:	/s/ GEORGE REYNOLDS
	Name:	George Reynolds
	Title:	Vice President

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  Exhibit 10.16